                                                                  Exhibit 10.23



Prepared by
Richard Gossum
Attorney #6265
103 W. Court Square - P.O. Box 491
Trenton, Tn. 38382-0491
901-855-0681


                                     LEASE
--------------------------------------------------------------------------------

     This agreement made and entered into this the 4th day of September, 1997, by and between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF TRENTON, TENNESSEE, hereinafter referred to as LESSOR, and Earth Care Products of Tennessee, Inc., a corporation authorized to do business in the State of Tennessee, hereinafter referred to as LESSEE,

     WITNESSETH:

     That subject to the terms and conditions hereinafter set forth, Lessor does hereby lease unto Lessee and said Lessee does hereby accept as Lessee of Lessor the property described on Exhibit A, being designated as 801 Industrial Park Drive, and in the City of Trenton, 7th Civil District of Gibson County, Tennessee.

     THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE AS FOLLOWS:

     1. Lessor and Lessee mutually agree that the primary term of the lease shall be 61 months, beginning the first day of September, 1997, and ending the last day of September, 2002. The monthly lease payment shall be equal to a mortgage payment based on $675,000.00 purchase price at 9% for 180 months, or $6,846.33 per month. The first lease payment is waived by Lessor. The next three (3) monthly payments will be credited from the funds which Lessee has deposited in escrow with the Board. Lessee's first actual payment under the lease will be due on or before January 1, 1998.

     2. Lessor agrees that, at the conclusion of the lease term set out in paragraph 1 above, Lessee shall have the option to renew this lease for an additional five (5) year term. The monthly lease payment for the five (5) year term shall be equal to $675,000.00 amortized over 180 months at New York Prime plus 1/2 percent. New York Prime is defined as the highest prime rate published in the Wall Street Journal on the date the lease term described in paragraph 1 expires. Lessee agrees to give written notice of its intent to exercise its option on or before the 30th day of June, 2002.

     3. Lessor agrees that, at the conclusion of the lease term set out in paragraph 2 above, Lessee shall have the option to renew this lease for an additional five (5) year term. The monthly lease payment for the five (5) year term shall be equal to $675,000.00 amortized over 180 months at New York Prime plus 1/2 percent. New York Prime is defined as the highest prime rate published in the Wall Street Journal on the date the lease term described in paragraph 2 expires. Lessee agrees to give written notice of its intent to exercise its option on or before the 30th day of June, 2007. As long as Lessee is not in default, notwithstanding anything to the contrary, in the event Lessee exercises the option to extend the lease term through September 1, 2012 pursuant to this paragraph, then title and ownership to the premises shall vest automatically in the Lessee as of September 1, 2012 and Lessor will fully cooperate in executing any documents necessary to document unencumbered title and ownership to Lessee as of such date.

     4. Lessor further agrees that Lessee shall have the option to purchase the property described in Exhibit A. The final purchase price shall be $675,000 less all principal payments made during the term of the Lease based upon the mortgage amortization as described in paragraphs 1 through 3. The exact amount will be determined on a per diem basis figured to the date of payment. All lease payments made by Lessee shall be deducted from the original purchase price on an amortized basis; i.e., the principal portion of Lessee's payment shall reduce the purchase price.

     5. Lessee agrees that, in the event Lessee does not exercise its purchase option pursuant to paragraph 4, it will, at the expiration of the lease term or any extensions or renewals thereof, deliver said property into the possession of Lessor in as good condition as the same now is, ordinary wear and tear excepted.

     6. Lessee shall have the right to assign this agreement or sublet the premises only with the prior written permission of Lessor, which shall not be unreasonably withheld. Notwithstanding anything to the contrary, Lessee may assign or sublet this lease without the consent of Lessor in the event Lessee makes such assignment or subletting to any of its parents, subsidiaries, or

          At the conclusion of Lessee's occupancy of the premises, Lessee agrees to obtain at its expense an environmental assessment by a certified environmental consulting and engineering firm to determine Lessee's liability, if any.

     13. If ten percent (10%) or more of the improvements are condemned or taken in any manner (including without limitation any conveyance in lieu thereof) for any public or quasi-public use, Lessee may terminate this Lease if it determines in the exercise of its discretion, that the restoration or continued operation of the Improvements would not be economic. If a portion of the Land (but not the Improvements) is condemned or taken resulting in that the use of the Improvements is significantly and adversely affected thereby, then Lessee may terminate this Lease. Lessee shall notify Lessor of Lessee's election to terminate the Lease as provided herein within sixty (60) days after being notified of such condemnation or taking.

          If this Lease is not terminated following such a condemnation or taking, Lessee, as soon as reasonably practicable after such condemnation or taking and the determination and payment to Lessee of the award on account thereof, shall restore the Improvements to an architectural unit as nearly like its condition prior to such taking as shall be practicable; provided however the Lessee shall not be obligated to expend any sums in excess of that awarded to Lessee pursuant to any condemnation proceeding or taking.

     14. Lessee hereby covenants and agrees that if a default shall be made in the payment of rent or if Lessee shall violate any of the covenants of this lease, then Lessee shall become a Lessee at sufferance, and upon thirty (30) days' notice or demand Lessor shall be entitled to re-enter and re-take possession of the premises if default is not cured to Lessor's reasonable satisfaction. In the event of litigation on any matter pertaining to collection of rents or enforcement of any of the covenants or agreements herein,the prevailing party shall be entitled to court costs and attorney's fees.

     15. Lessor agrees that at all times when Lessee is not in default under the provisions and during the term of this Lease, Lessee's quiet and peaceable
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          enjoyment of the Premises will not be disturbed or interfered with by Lessor or any person claiming by, through, or under the Lessor.


     16. This lease shall be construed and enforced in accordance with the laws of the State of Tennessee.

     17. If any provision of this lease shall be determined by any court to be invalid, illegal or unenforceable to any extent, then the remainder of this lease shall not be affected, and this lease shall be construed as if the invalid, illegal or unenforceable provision had never been contained in this lease.

     18. Lessee agrees that this Lease will be subject and subordinate to any present or future mortgage encumbering the Premises and all renewals and extensions thereof, subject to the terms of this Section 18. The Lessor agrees to deliver Lessee simultaneously with the execution of this Lease and thereafter simultaneously with the creation of any mortgage by Lessor, as a condition of this Lease, a Subordination, Nondisturbance and Attornment Agreement substantially in the form of Exhibit "B" attached hereto, signed by Lessor and its mortgagee, which will subordinate Lessee's interest hereunder to the interest of any mortgagee holding a mortgage lien upon the Premises subject to the nondisturbance provisions contained therein. Lessee agrees to execute and deliver the same agreement to Lessor.

     19. Lessor, within twenty (20) days after request (at any time or times) by Lessee, will execute and deliver to Lessee, an estoppel certificate, in form acceptable to Lessee, certifying; (i) to the Commencement Date and expiration dates of the Term; (ii) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, stating the modifications; (iii) that Lessor does not claim any right of setoff, or listing such right of setoff,
          (iv) to the amount of rent and other sums due hereunder as of the date of the certificate, the date to which the rent and other sums have been paid in advance, and the amount of any prepaid rent; and (v) such other matters as may be reasonably requested by Lessee. Any such certificate may be relied on by any prospective purchaser, mortgagee, assignee or sub-Lessee of the Premises or any part thereof.

     20. In the event Lessee is prohibited by a court of competent jurisdiction from moving its operation from Sharon, Tennessee, to the property which is the subject of this lease, Lessee will have the right to terminate this agreement. However, Lessee agrees to post any bond such court may require, to undertake all necessary measures to fulfill Lessee's obligations under this lease, and to exercise its right to terminate only as a last resort.

IN WITNESS WHEREOF, the parties have executed this lease in duplicate on the date first above written.


                                        THE INDUSTRIAL DEVELOPMENT BOARD OF
                                        THE CITY OF TRENTON, TENNESSEE


                                        By: /s/ Ed Norman
                                           -----------------------------------
                                           Ed Norman, President
ATTEST:


/s/ Dotty Jones
-----------------------------------
Dotty Jones
Secretary
                                        LESSOR


                                        EARTH CARE PRODUCTS OF TENNESSEE, INC.



                                        By: /s/ [ILLEGIBLE]
                                           -----------------------------------
                                           President
ATTEST:


/s/ [ILLEGIBLE]
-----------------------------------
Secretary


                                        LESSEE
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STATE OF TENNESSEE
COUNTY OF GIBSON

         Before me, the undersigned Notary Public of the state and county mentioned, personally appeared ED NORMAN AND DOTTY JONES, with whom I am personally acquainted or proved to me on the basis of satisfactory evidence, and who, upon oaths, acknowledged themselves to be the President and Secretary, respectively, of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF TRENTON, TENNESSEE, the within named bargainor, a corporation, and that they as such President and Secretary extcuted the foregoing instrument for the purposes therein contained, by personally signing the name of the corporation by the said ED NORMAN as President, and attesting the same by the said DOTTY JONES as Secretary.

         Witness my hand and notarial seal, this 28th day of August, 1997.


                                             /s/ Kathy L. Stewart
                                             ------------------------------
                                             NOTARY PUBLIC

My commission expires:

      5-13-2001
----------------------




STATE OF    FLORIDA
        ----------------
COUNTY OF   PALM BEACH
         ---------------

         Before me, the undersigned Notary Public of the state and county mentioned, personally appeared Mark Alsentzer, AND Bruce Rosetto with whom I am
                               --------------      ------------
personally acquainted or proved to me on the basis of satisfactory evidence, and who, upon oaths, acknowledged themselves to be the President and Secretary, respectively, of U.S. PLASTIC LUMBER, CORPORATION, d/b/a EARTH CARE PRODUCTS the within named bargainor, a corporation, and that they as such President and Secretary executed the foregoing instrument for the purposes therein contained, by personally signing the name of the corporation by the said Mark Alsenzer, as
                                                              -------------
President, and attesting the same by the said Bruce Rosetto as Secretary.
                                              -------------

         Witness my hand and notarial seal, this 4th day of September, 1997.




Notary Seal   Nancy K. Farrow
              My Commission CC632503                  /s/ Nancy K. Farrow
              Expires March 24, 2001                  ------------------------
                                                      NOTARY PUBLIC
   My commission expires:

         3/24/2001
   ----------------------

                                   EXHIBIT A
                                   ----------


Beginning at a point in the south property line of the Gibson County Fairgrounds, same point situated 368.09 feet from the east margin of the West Tennessee Railroad; thence north 89 degrees 35' 39" east with the south line of the Gibson County Fairgrounds property for a distance of 700.25 feet to a point in the right of way of a curve in an asphalt street named Industrial Drive (properties of the curve are: included angle 62 degrees 56' 3", radius 326.48 length 358.61 feet); thence south 29 degrees 28' 01" west for a chord distance of 340.85 feet; thence south 2 degrees 00' 00" east with the west margin of Industrial Drive for a distance of 499.11 feet; thence south 88 degrees 00' 00" west cutting a new line through the City of Trenton's Industrial Park for a distance of 522.0 feet to a point; thence north 2 degrees 00' 00" west cutting a new line through the City of Trenton's Industrial Park for a distance of
810.93 feet to the point of beginning, and containing 10.00 acres.